Exhibit 10.17

May 21, 2007

LMR, Inc.
% Barrington Investments
Guerlain Bldg.
19 Queen Street
Hamilton, Bermuda  HM11

Gentlemen:

Kindly acknowledge with signature below that you have received ten million shares of Red Reef Laboratories International, Inc., issued in full payment for introducing Red Reef Laboratories to Vinnell Global Consultants LLC, for the purpose of placing a Reg. S offering.

/s/ Stefano Zorzi                                                Peter Versace
LMR, Inc.                                                         Red Reef Laboratories International, Inc.
Peter Versace
Executive Vice President

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